Exhibit 99.4
(b) Press Release

 ATC Healthcare Announces Fiscal Year End 2005 Results of Operations

    ATC Healthcare, Inc. (AMEX:AHN), a national leader in medical staffing, today announced results for its fourth quarter and fiscal year end 2005, which ended February 28, 2005.
    Revenues for the fourth quarter ended February 29, 2005 net of discontinued operations were $15.7 million compared to $18.1 million for the quarter ended February 29, 2004. Net loss for the quarter ended February 28, 2005 was $8.8 million including a loss on discontinued operations of $4.2 million or $0.35 per diluted share
(EPS), versus net loss of $277,000 including income from discontinued operations of $775,000 or $0.01 per diluted share for the quarter ended February 29, 2004.
    Revenues net of discontinued operations for the year ended February 28, 2005, were $67.9 million compared to $81.2 million for the year ended February 29, 2004. Loss from operations net of discontinued operations for the year ended February 28, 2005 was $8.5 million versus loss from operations net of discontinued operations of $7.9 million in the prior fiscal year. Net loss for the year ended February 28, 2005 including discontinued operations was $10.5 million or $0.42 per diluted share (EPS), versus net loss of $6.2 million or $0.25 per diluted share for the year ended February 29, 2004.
    February 28, 2005 year end results were negatively impacted by a $5.3 million charge to write-off goodwill associated with the closing of offices and the sale of the AllCare Nursing business and a deferred tax valuation allowance of $2.5 million. February 29, 2004 year end results were negatively impacted by a $2.6 million office closing and restructuring reserve taken in the third quarter.
    In conjunction with this release, management will host a teleconference Thursday, June 16, 2005 at 1:00 pm Eastern Time. The dial in number is 1-800-967-7184 confirmation code 4239236. There will be a 48 hour replay. The replay number is 1-888-203-1112, code 4239236.

    About ATC Healthcare, Inc.

    ATC is a national leader in medical staffing personnel to hospitals, nursing homes, clinics and other health care facilities with 49 locations doing business in 31 states. ATC provides supplemental staffing, outsourcing and human resources solutions to hospitals, nursing homes, medical and research facilities and industry. Drawing from a pool of over 15,000 healthcare professionals spanning more than 50 specialties, the Company supplies both clinical and non-clinical personnel for short-term, long-term, and "traveling" contract assignments. To learn more about the company's services, visit their web site at www.atchealthcare.com.

    This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in ATC Healthcare, Inc. Annual Report on Form 10-K for the year ended February 28, 2005 as filed with the Securities and Exchange Commission on June 13, 2005.


ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                For the Three Months   For the Year
                                 Ended (unaudited)         Ended
                                February  February  February  February
                                   28,       29,       28,       29,
                                  2005      2004      2005      2004
                                -------- --------- --------- ---------
REVENUES:
  Service revenues              $ 15,683  $ 18,052 $ 67,937   $81,210
----------------------------------------------------------------------

COSTS AND EXPENSES:
  Service costs                   13,862    14,324   54,732    63,205
  General and administrative
   expenses                        3,896     4,019   17,033    19,207
  Depreciation and amortization      199       176      700     1,419
  Office closing and
   restructuring charge              982        --    1,431     2,589
----------------------------------------------------------------------
   Total operating expenses       18,939    18,519   73,896    86,420
----------------------------------------------------------------------

LOSS FROM OPERATIONS              (3,256)     (467)  (5,959)   (5,210)
----------------------------------------------------------------------

INTEREST AND OTHER EXPENSES
 (INCOME):
  Interest expense, net              568       560    2,191     1,863
  Other expense (income), net       (223)      (53)    (914)     (139)
  Expense related to TLCS
   liability                          --        --   (2,293)       --
----------------------------------------------------------------------
   Total interest and other
    expenses                         345       507   (1,016)    1,724
----------------------------------------------------------------------

LOSS FORM CONTINUING OPERATIONS
 BEFORE INCOME TAXES              (3,601)     (974)  (4,943)   (6,934)

INCOME TAX PROVISION               2,526        61    3,516       938
----------------------------------------------------------------------

NET LOSS FROM CONTINUING
 OPERATIONS                     $ (6,127) $ (1,035)$ (8,459)  $(7,872)
----------------------------------------------------------------------

DISCONTINUED OPERATIONS
NET(LOSS) INCOME FROM
 DISCONTINUED OPERATIONS        $ (2,695) $    775 $ (1,945)  $ 1,692
----------------------------------------------------------------------


NET LOSS                         ($8,822)    ($260) (10,404)  $(6,180)
----------------------------------------------------------------------

DIVIDENDS ACCRETED TO PREFERRED
 SHAREHOLDERS                   $     17  $     17 $     70   $    67

NET LOSS AVAILABLE TO COMMON
 SHAREHOLDERS                   $ (8,839) $   (277)$(10,474)  $(6,247)
----------------------------------------------------------------------
(LOSS) INCOME EARNINGS PER SHARE:
 ( Loss) income from continuing
  operations:
   (Loss) income per common
    share Basic and Diluted     $  (0.24) $  (0.04)$  (0.34)  $ (0.32)
======================================================================

(Loss) income from discontinued
 operations:
   (Loss) income Per common
    share Basic and Diluted     $  (0.11) $   0.03 $  (0.08)  $  0.07
======================================================================
NET LOSS PER COMMON SHARE BASIC
 AND DILUTED                    $  (0.35) $  (0.01)$  (0.42)  $ (0.25)
======================================================================



WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING
     Basic                        25,695    24,899   25,113    24,468
======================================================================
     Diluted                      25,695    24,899   25,113    24,468
======================================================================

    CONTACT: ATC Healthcare, Inc.
             David Savitsky, 516-750-1681
             dsavitsky@atchealthcare.com
             or
             Andrew Reiben, 516-750-1663
             areiben@atchealthcare.com